UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2023

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland		001-32891	20-3552316
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road
Winston-Salem,	North Carolina		27105
(Address of principal executive offices)			(Zip Code)
 (336) 519-8080
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on November 23, 2021, Hanesbrands Inc. (the “Company”), along with each of MFB International Holdings S.à r.l. (the “Lux Borrower”) and HBI Australia Acquisition Co. Pty Ltd (the “Australian Borrower” and, together with the Company and the Lux Borrower, the “Borrowers”), entered into the Fifth Amended and Restated Credit Agreement, dated as of November 19, 2021 (as amended from time to time, the “Credit Agreement”), with the various financial institutions and other persons from time to time party to the Credit Agreement as lenders, and JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent. As previously disclosed on November 9, 2022 and February 2, 2023, the Company twice amended the Credit Agreement to effect certain changes to certain provisions and covenants therein to provide increased operating flexibility (such amendments, the “Second Amendment” and the “Third Amendment”, respectively).

On November 8, 2023, given the continuing uncertain economic environment and the associated impact on future earnings, the Company further amended the Credit Agreement prior to any potential future covenant violation in order to modify the financial covenants therein and to provide greater strategic financial flexibility (the “Fourth Amendment”). The Fourth Amendment effects additional changes to certain provisions and covenants under the Credit Agreement during the period beginning with the fiscal quarter ending December 30, 2023 and continuing through the fiscal quarter ending September 27, 2025, or such earlier date as the Company may elect (such period of time, subject in either case to the Company’s delivery of a compliance certificate demonstrating compliance with the generally applicable financial covenants as of such end date, the “Extended Covenant Relief Period”).

In particular, the Fourth Amendment:
(a)extends the end date of the existing covenant relief period from March 30, 2024 to September 27, 2025;
(b)increases the maximum consolidated net total leverage ratio to 6.75 to 1.00 for the quarters ending December 30, 2023 and March 30, 2024, 6.63 to 1.00 for the quarters ending June 29, 2024 and September 28, 2024, 6.38 to 1.00 for the quarter ending December 28, 2024, 5.63 to 1.00 for the quarter ending March 29, 2025, 5.25 to 1.00 for the quarter ending June 28, 2025 and 5.00 to 1.00 for the quarter ending September 27, 2025, which maximum consolidated net total leverage ratio will revert back to 4.50 to 1.00 for each quarter after the Extended Covenant Relief Period has ended;
(c)reduces the minimum interest coverage ratio to 1.63 to 1.00 for the quarters ending December 30, 2023, March 30, 2024, June 29, 2024 and September 28, 2024, 1.75 to 1.00 for the quarter ending December 28, 2024, 2.00 to 1.00 for the quarter ending March 29, 2025, 2.25 to 1.00 for the quarter ending June 28, 2025 and 2.50 to 1.00 for the quarter ending September 27, 2025, which minimum interest coverage ratio will remain at 2.50 to 1.00 for each quarter after the Extended Covenant Relief Period has ended (which will be a permanent reduction in the generally applicable minimum interest coverage ratio from 2.75 to 1.00 to 2.50 to 1.00);
(d)provides for an additional basket for permitted asset sales of $60,000,000;
(e)increases (i) the applicable interest rate margins based on the consolidated leverage ratio by (A) 0.50% for the top two tiers of the pricing grid and (B) 0.25% for each other tier of the pricing grid and (ii) the applicable commitment fee rate based on the consolidated leverage ratio by (A) 0.075% for the top two tiers of the pricing grid and (B) 0.025% for each other tier of the pricing grid in each case, during the Extended Covenant Relief Period;
(f)suspends the Company’s reinvestment rights with respect to net proceeds in respect of certain asset sales (including the additional asset sale basket described in clause (d) above) and casualty and condemnation events during the Extended Covenant Relief Period (requiring the Company to prepay the credit agreement term loan obligations with such net proceeds, subject to step-downs for such prepayment requirement based on the consolidated senior secured leverage ratio);
(g)reduces the cap on the Company’s general lien basket from $165,000,000 to $85,000,000 during the Extended Covenant Relief Period;
(h)reduces the maximum amount for incremental facilities secured by a lien to $100,000,000 during the Extended Covenant Relief Period; and
(i)suspends the payment of annual dividends during the Extended Covenant Relief Period.

The foregoing restrictions in clauses (e) through (i) above are in addition to the restrictions imposed pursuant to the Second Amendment and the Third Amendment.

From time to time, the financial institutions party to the Credit Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, certain lenders under the Credit Agreement and/or their affiliates are parties to the Company’s accounts receivable securitization facility.

The description of the Fourth Amendment described in this report is only a summary and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which will be filed with the Company’s next Annual Report on Form 10-K.

Item 2.02. Results of Operations and Financial Condition

On November 9, 2023, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2023. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

The Company has made available on the investors section of its corporate website, www.Hanes.com/investors, certain supplemental materials regarding Hanesbrands’ financial results and business operations (the “Supplemental Information”). The Supplemental Information is furnished herewith as Exhibit 99.2 and is incorporated by reference. All information in the Supplemental Information is presented as of the particular date or dates referenced therein, and Hanesbrands does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

Exhibits 99.1 and 99.2 to this Current Report on Form 8-K include forward-looking financial information that is expected to be discussed on Hanesbrands’ previously announced conference call with investors and analysts to be held at 8:30 a.m., Eastern time on November 9, 2023. The call may be accessed at www.Hanes.com/investors. Replays of the call will be available at www.Hanes.com/investors and at https://edge.media-server.com/mmc/p/x4ubk4xq. The webcast replay will be available from approximately 12:00 p.m., Eastern time, on November 9, 2023, until 12:00 p.m., Eastern time, on November 9, 2024.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 9, 2023
99.2	Supplemental Information
101	Inline XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2023	HANESBRANDS INC.

	By:	/s/ M. Scott Lewis
M. Scott Lewis
Chief Financial Officer and Chief Accounting Officer